SHARE WALGREENS

WALGREEN CO.

STOCK PURCHASE/OPTION PLAN

June 19, 1992

SHARE WALGREENS

WALGREEN CO.

STOCK PURCHASE/OPTION PLAN

SHARE WALGREENS

WALGREEN CO.

STOCK PURCHASE/OPTION PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan. Walgreen Co., an Illinois corporation (hereinafter referred to as the "Company") pursuant to authorization by the Board of Directors, hereby establishes an incentive compensation plan to be known as the "Share Walgreens Walgreen Co. Stock Purchase/Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Options to eligible Employees of the Company upon the purchase of Plan Shares.

Subject to approval of appropriate regulatory authorities, the Plan shall become effective as of October 1, 1992 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. In the absence of an amendment adopted by the Board to extend the Plan, the Plan shall end on September 30, 20___.

ARTICLE 2. DEFINITIONS

Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) "Award Agreement" means an agreement to be entered into by and between the Company and each Participant, setting forth the terms and provisions applicable to each purchase of Plan Shares under this Plan, and of the corresponding grant of Options.

(b) "Board" or "Board of Directors" means the Board of Directors of the Company.

(c) "Base Salary" means annualized base rate of pay in effect on the last day of the calendar month preceding the beginning of the applicable Window Period, before reduction for amounts deferred pursuant to any plan of the Company, exclusive of any commissions, bonuses, incentive compensation, special fees or awards, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses. Determinations of Base Salary shall be made by the Committee in its sole discretion.

(d) "Change in Control" shall mean:

(i) The acquisition, other than from the Company, by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, but excluding, for this purpose, any such acquisition by the Company, or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of Directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, as the case may be; or

(ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Approval by the Shareholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the Shares and voting securities of the Company immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such reorganization, merger, or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" means the Compensation Committee of the Board of Directors.

(g) "Company" means Walgreen Co., an Illinois corporation, or any successor thereto as provided in Article 15 herein.

(h) "Cycle" means the four (4) year period designated by the Board, during which four (4) Window Periods shall occur, provided however, in the event less than four (4) years remain under the Plan, the Committee shall make any necessary adjustment to the Cycle.

(i) "Director" means any individual who is a member of the Board of Directors of the Company.

(j) "Disability" shall mean total and permanent disability as determined by the Committee.

(k) "Disqualifying Termination" for the purposes of this Plan shall be determined by the Plan Administrator, and shall mean a termination of employment for: (i) an act or acts of dishonesty committed by a Participant; or (ii) violations by a Participant of the policies and procedures of the Company applicable to the Participant's employment or job category which are: (A) grossly negligent; or (B) willful and deliberate.

(l) "Employee" means any employee of the Company, provided that no Director of the Company shall be eligible to participant under the Plan.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(n) "Fair Market Value" means the closing price on the New York Stock Exchange for Shares on the relevant date, or (if there were no sales on such date) the closing price for Shares on the New York Stock Exchange immediately preceding the relevant date.

(o) "Fully Paid" means a Participant has satisfied the full purchase price for the Plan Shares by either (i) paying cash in one lump sum to the Plan Administrator or; (ii) by paying in full, as determined by the Plan Administrator, all outstanding loan indebtedness incurred by the Participant through any loan program maintained by the Company.

(p) "Option" means an option to purchase Shares granted under Article 7 herein. It is intended that Options under this Plan shall be Nonqualified Stock Options for federal income tax purposes.

(q) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(r) "Participant" means an Employee of the Company who has purchased Plan Shares and who has outstanding an Option granted under the Plan.

(s) "Plan Administrator" means the individual or committee designated by the Compensation Committee to administer this Plan; or the Compensation Committee if no such designation has been made.

(t) "Plan Shares" means Shares purchased by Participants pursuant to the terms of Article 6 herein.

(u) "Retirement" means, for the purposes of this Plan, termination of employment from the Company in good standing, as determined by the Committee, and after having attained at least age 55 and 10 years of continuous service.

(v) "Shares" means the shares of common stock of the Company.

(w) "Window Period" means the time period designated by the Board, during which eligible Participants may purchase Plan Shares, pursuant to the terms of Article 6 herein. The initial Window Period shall begin October 1, 1992, and end October 30, 1992. Subsequent Window Periods shall last approximately thirty (30) days each, and shall occur at times designated by the Board.

ARTICLE 3. ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee, or by a Plan Administrator appointed by the Committee. The Plan Administrator shall be appointed from time to time by, and shall serve at the discretion of the Committee.

3.2 Authority of the Committee. The Committee shall have the power to establish performance measures which will govern the number of Options available in connection with purchases of Plan Shares, to determine the degree to which the predesignated performance measures are attained by the Company, to determine the terms and conditions applicable to purchases of Plan Shares and grants of Options in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 12 herein) to amend the terms and conditions of any outstanding Plan Share or Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority as identified hereunder to a Plan Administrator or such other persons as it may deem appropriate.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Participants.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for purchase as Plan Shares and for grant under Options pursuant to the Plan may not exceed five million (5,000,000). These five million (5,000,000) Shares may be either authorized but unissued, or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) The sale of Plan Shares shall reduce the Shares available for purchase and/or grant under the Plan by the number of Shares sold.

(b) Unless and until an Option is canceled, lapses, expires, or terminates, it shall be counted against the authorized pool of Shares.

4.2 Lapsed Awards. If any Plan Share purchase or Option grant under this Plan is canceled, terminates, expires, or lapses for any reason, any Plan Shares and/or any Shares subject to such Option shall again be available for purchase and/or grant under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be purchased or delivered under the Plan, and in the number and class of and/or price of outstanding Plan Shares and Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Plan Shares and the Shares subject to any Option shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. The Committee shall have the discretion to determine eligibility for participation in this Plan from among Employees who satisfy both of the following requirements:

(a) Classification as a pharmacist, a store manager, or an Employee employed in a position within salary grade twelve (12) through seventeen (17) or their equivalent, as determined by the Committee; and

(b) During the two (2) years prior to the Window Period during which the Employee would be given the opportunity to purchase Plan Shares, the Employee was employed with the Company in a position listed in (a) above, and worked for the Company for at least one thousand (1,000) hours during each of such years, as determined by the Committee.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those who shall be given the opportunity to purchase Plan Shares during each Window Period, and shall determine the nature and amount of such opportunity. Each Participant's eligibility for grants of Options pursuant to Article 7 herein shall be contingent upon the Participant purchasing Plan Shares, as set forth in Article 6 herein.

Participation in any one Cycle shall be limited solely to the Window Period designated by the Committee, during which the Participant shall be entitled to purchase Plan Shares. No Employee shall have the right to be selected as a Participant, or, having been so selected, to be selected as a Participant in another Cycle. However, the Committee shall have the authority to select eligible Employees for participation during more than one Cycle.

ARTICLE 6. PURCHASES OF PLAN SHARES

6.1 Plan Share Purchases. Each individual who is identified by the Committee as eligible to participate during a designated Window Period shall have the opportunity to purchase Plan Shares during such Window Period. Each Plan Share purchased by a Participant under this Plan shall entitle the Participant to be granted an Option to purchase a specified number of Shares under Option, as set forth in Article 7 herein. Purchases of Shares by Participants other than pursuant to this Plan shall not entitle Participants to receive Option grants under Article 7 herein.

6.2 Maximum Plan Share Purchases. The maximum number of Plan Shares which may be purchased by a Participant during a Window Period shall be determined as a function of a specified percentage of the Participant's Base Salary, and of the timing of the Window Period within a Cycle. For this purpose, the aggregate Fair Market Value of all Plan Shares which may be purchased by a Participant during a Window Period shall be calculated as follows:

Timing of Window Period During Cycle	Maximum% of Base Salary
1st year of Cycle	10.0%
2nd year of Cycle	7.5%
3rd year of Cycle	5.0%
4th year of Cycle	2.5%

All Plan Share purchases shall occur during the applicable Window Period. The Fair Market Value of the Plan Shares purchased shall be determined pursuant to the provisions of Section 6.3 herein.

Each Participant shall be entitled to purchase Plan Shares only during the Window Period designated as applicable to that Participant by the Committee. No Participant shall be permitted to purchase Plan Shares during more than one (1) Window Period in any Cycle.

6.3 Purchase Price. The price of each Plan Share purchased under this Plan shall equal the Fair Market Value of a Share on the last day of the Window Period.

6.4 Procedure for Purchasing Plan Shares. A Participant who desires to purchase Plan Shares shall notify the Plan Administrator, in writing, of the number of Plan Shares to be purchased, and of the desired manner of paying for the Plan Shares. Subject to Section 6.2 and applicable rules and regulations of the United States Securities and Exchange Commission, the Plan Administrator shall cause to be issued from the Company or shall purchase, on behalf of the Participant, the number of Plan Shares indicated by the Participant, within thirty (30) days after receipt of such notice. The Plan Administrator shall establish an account in the name of each Participant, for the purpose of administering the Plan Shares purchased by each Participant. The Plan Administrator shall have the discretion to establish rules and procedures for purchasing Plan Shares on behalf of Participants, and for administering the Plan Share accounts of Participants.

In addition, the Plan Administrator shall provide each Participant who purchases Plan Shares with an Award Agreement, setting forth the terms and provisions applicable to the Plan Shares purchased, and the Options granted to the Participant in connection with the purchase of Plan Shares. Subject to the terms of the Plan, and to the conditions placed on each Plan Share purchase opportunity, each Participant shall satisfy the purchase price for Plan Shares by paying cash in one lump sum to the Plan Administrator.

6.5 Holding Period for Plan Shares. Subject to the terms of this Plan, all Plan Shares which have been purchased shall be delivered upon the later of (i) two (2) years from the date of purchase, or (ii) at the time the Shares are Fully Paid. However, to the extent that a Plan Share is Fully Paid prior to the end of the two (2) year holding period, and subject to the Option forfeiture provisions set forth in Article 8 herein, a Participant who is an Employee at the time of the requested transfer, shall be entitled to sell or otherwise transfer or convey the Plan Shares (the Plan Administrator shall have sole discretion to determine the extent to which a Plan Share is Fully Paid during the two (2) year holding period).

Participants desiring to sell, transfer, or otherwise convey a Fully Paid Plan Share prior to the end of the two (2) year holding period shall submit a request in writing to the Plan Administrator for delivery of a Share certificate representing such Plan Share. Such request shall be accompanied by the Participant's Award Agreement, representing the grant of Options in connection with the purchase of the Plan Share. If the Plan Administrator determines that the Plan Share is Fully Paid, then the Plan Administrator shall deliver to the Participant a fully executed Share certificate, representing such Plan Share, and shall document in the Award Agreement of the Participant the corresponding change in Option forfeiture requirements of the Plan (as set forth in Article 8 herein).

In the event that prior to the end of the two (2) year holding period, a Participant's employment with the Company terminates, the terms of Article 9 herein shall govern the treatment of outstanding Plan Shares.

6.6 Voting Rights. During the two (2) year holding period described in Section 6.5 herein and until such Shares are transferred and/or sold, Participants who have purchased Plan Shares shall be entitled to exercise full voting rights with respect to such Plan Shares.

6.7 Dividends and Other Distributions. During the two (2) year holding period described in Section 6.5 herein, Participants who have purchased Plan Shares shall be entitled to receive all dividends and other distributions paid with respect to such Plan Shares while they are so held, provided that any such distribution or dividends may be subject to the terms of any outstanding purchase loan programs. If any such dividends or distributions are paid in Shares, the Shares shall be converted into additional Plan Shares, and shall be subject to the same restrictions on transferability and forfeitability as the Plan Shares with respect to which they were paid.

6.8 Award Agreement. Each purchase of Plan Shares shall be evidenced by an Award Agreement, setting forth relevant terms and provisions applicable to the Plan Shares and to the corresponding grant of Options.

ARTICLE 7. STOCK OPTIONS

7.1 Option Grants. Subject to the terms and provisions of the Plan, Options shall be granted to Participants upon the purchase of Plan Shares. The number of Options to be granted in connection with each purchase of Plan Shares shall be a function of the degree to which the Company attains preestablished performance goals.

The Board's or the Committee's determination with respect to the degree of achievement of the preestablished performance goals shall govern the number of Shares under Option which shall be granted in connection with each Plan Share purchased. The minimum number of Shares to be granted under Option in connection with the purchase of each Plan Share shall be one (1), and the maximum number shall be three (3).

The multiple selected by the Board or the Committee shall apply to all Plan Share purchases during the applicable Cycle. Prior to the beginning of the relevant Window Period, the multiple shall be communicated to all Employees who are eligible to participate during such Window Period.

7.2 Option Price. The Option Price for each Option granted under this Plan shall equal the lesser of:

(a) The average of the Fair Market Values of a Share on each of the first five (5) trading days during the applicable Window Period; or

(b) The average of the Fair Market Values of a Share on each of the last five (5) trading days during such Window Period.

Notwithstanding the above, in no event shall the price be fifteen percent (15%) lower than the Fair Market Value on the last trading day of the Window Period.

7.3 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than ten (10) years from the date from which the Option was granted.

7.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

7.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Plan Administrator, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price.

The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable legal restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount, based upon the number of Shares purchased under the Option(s).

7.6 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

7.7 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During a Participant's lifetime all Options granted to a Participant under the Plan shall be exercisable only by such Participant, except as set forth in Section 7.9 herein.

7.8 No Rights as a Shareholder. Prior to the purchase of Shares pursuant to an Option, a Participant shall not have the rights of a shareholder with respect to such Shares.

7.9 Exercise of Options With Respect to Incapacitated Participants. If a Participant, who has met the holding period described in Section 6.5 herein or has completed of five (5) years continuous employment subsequent to the purchase of Plan Shares, is under a legal disability or in the Committee's opinion incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may allow such Participant's legal representative to exercise the Participant's Options on behalf of the Participant. Actions taken pursuant to this Section by the Committee shall discharge all liabilities under the Plan.

ARTICLE 8. PREMATURE DISPOSITION OF PLAN SHARES

In the event a Plan Participant sells, transfers or otherwise conveys a Plan Share (other than by reason of death, in which case Section 9.1 herein governs treatment of Plan Shares and Options) prior to the end of the two (2) year holding period described in Section 6.5 herein, the right to exercise the Options granted in connection with the purchase of such Plan Share shall be contingent upon the Participant's completion of five (5) years continuous employment subsequent to the purchase of such Plan Share.

ARTICLE 9. TERMINATION OF EMPLOYMENT

9.1 Termination by Reason of Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, the following provisions shall apply:

(a) Treatment of Plan Shares. If the Participant's death, Disability, or Retirement occurs during the two (2) year holding period described in Section 6.5 herein, the Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination (in the case of Disability, the Plan Administrator shall determine the date that employment is deemed to have terminated). If, at the time of employment termination, the Participant has not Fully Paid all outstanding Plan Shares purchased, the number of Plan Shares which shall be deemed Fully Paid shall be determined at the sole discretion of the Plan Administrator. Notwithstanding this provision, the Plan Administrator shall have the authority to permit, on a case-by-case basis, accelerated payment of the outstanding balance of partially paid Plan Shares, upon such terms as the Plan Administrator shall determine.

Unless the unpaid balance of partially paid Plan Shares is remitted to the Company upon the terms established by the Plan Administrator, all outstanding Plan Shares which are not Fully Paid as of the date of employment termination, shall be forfeited to the Company, and shall once again become available for purchase and/or grant under the Plan.

If a Participant's death, Disability, or Retirement occurs after the delivery of Plan Shares to him or her, such Plan Shares shall not be affected by the employment termination.

(b) Treatment of Stock Options. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, all outstanding Options granted to the Participant, corresponding to Plan Shares paid for prior to the Participant's death, Disability, or Retirement or pursuant to subpara-
graph (a) above, shall not be forfeitable pursuant to Article 8 and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, Disability, or Retirement, whichever period is shorter, by the Participant or by such person or persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. The Committee, in its sole discretion, shall have the right to extend the period of the exercise of such options to a date not to exceed sixty (60) months after the effective date of employment termination. The Plan Administrator shall, in all cases, determine the date of employment termination.

(c) Amounts Subject to Dispute. If at the time of a Participant's death, the Plan Administrator is unable to determine what person, persons, or entity is entitled to exercise Options on behalf of the Participant, the Plan Administrator shall not be required to implement any directions to exercise such Options or deliver Plan Shares to any such person, persons, or entity during the pendency of such dispute. Neither the Plan Administrator, the Committee, or the Company shall be responsible for a failure to implement such exercise instructions or to deliver such Plan Shares during the pendency of such dispute, notwithstanding the fact that such Plan Shares or Options may diminish in value or expire during the pendency of such dispute.

9.2 Voluntary Termination. In the event a Participant voluntarily terminates employment with the Company for other than death, Disability, or Retirement, the following provisions shall apply:

(a) Treatment of Plan Shares. If the Participant's employment termination occurs during the two (2) year holding period described in Section 6.5 herein, the Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination. The number of Plan Shares which are Fully Paid for as of such date shall be determined according to the guidelines set forth in Section 9.1(a) herein.

Plan Shares which have been delivered to a Participant prior to employment termination shall not be affected by this provision.

(b) Treatment of Stock Options. Upon a voluntary termination, a Participant shall forfeit all Options for which the requirements of Article 8 have not been met. However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee deems appropriate.

Options for which the requirements of Article 8 have been met may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three (3) months after such date. The Committee, in its sole discretion, shall have the right to extend the period of the exercise of such options to a date not to exceed sixty (60) months after the effective date of employment termination.

9.3 Involuntary Termination. In the event a Participant's employment is terminated by the Company, the following provisions shall apply:

(a) Treatment of Plan Shares. If the Participant's employment termination occurs during the two (2) year holding period described in Section 6.5 herein, the Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination. The number of Plan Shares which are Fully Paid as of such date shall be determined according to the guidelines set forth in Section 9.1(a) herein.

Plan Shares which have been delivered to a Participant prior to employment termination shall not be affected by this provision.

(b) Treatment of Stock Options. Upon an involuntary termination, a Participant shall forfeit all Options for which the requirements of Article 8 have not been met. However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee deems appropriate.

Options for which the requirements of Article 8 have been met may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three (3) months after such date. The Committee, in its sole discretion, shall have the right to extend the period of the exercise of such options to a date not to exceed sixty (60) months after the effective date of employment termination.

9.4 Disqualifying Termination. In the event a Participant's employment is ended by reason of a Disqualifying Termination, the following provisions shall apply:

(a) Treatment of Plan Shares. If the Participant's employment termination occurs during the two (2) year holding period described in Section 6.5 herein, the Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination. The number of Plan Shares which are Fully Paid as of such date shall be determined according to the guidelines set forth in Section 9.1(a) herein.

Plan Shares which have been delivered to a Participant prior to employment termination shall not be affected by this provision.

(b) Treatment of Stock Options. All outstanding Options, held by the Participant shall immediately be forfeited to the Company, and no additional exercise period shall be allowed.

ARTICLE 10. RIGHTS OF EMPLOYEES

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

ARTICLE 11. CHANGE IN CONTROL

Upon the occurrence of a Change in Control, the following provisions shall apply:

(a) Any and all Options granted hereunder shall become immediately exercisable (and shall remain exercisable throughout their entire term);

(b) The Company shall deliver all Plan Shares which are Fully Paid as of the effective date of the Change in Control (the Plan Administrator shall have the authority to determine the number of Plan Shares which are Fully Paid as of such date, and to establish procedures for the delivery of such Shares to Participants), and all remaining Plan Shares shall be forfeited to the Company; and

(c) Subject to Article 1 herein, the Committee shall have the authority to make any modifications to the Plan Shares and Options as are determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 12. AMENDMENT, MODIFICATION, AND TERMINATION

12.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan.

12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Plan Share or Option previously granted under the Plan, without the written consent of the Participant holding such Plan Share or Option.

ARTICLE 13. WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the purchase of Plan Shares, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and comply with all procedures established by the Committee for Share withholding.

In addition, subject to the approval of the Committee, Participants may satisfy the tax withholding obligation arising as a result of any taxable event occurring hereunder, by remitting to the Plan Administrator previously held Shares having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; provided, however, that any Shares which are so tendered must have been beneficially owned by the Participant for at least six (6) months prior to the date of their tender.

ARTICLE 14. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, the Board, or the Plan Administrator, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or any good faith failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15. SUCCESSORS

All obligations of the Company under the Plan, with respect to Plan Shares purchased and Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16. LEGAL CONSTRUCTION

16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3 Requirements of Law. The purchase of Plan Shares, the granting of Options, and the issuance of Shares under the Plan, shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

AMENDMENTS TO THE

WALGREEN CO. STOCK PURCHASE/OPTION PLAN

(SHARE WALGREENS)

WHEREAS, under Section 12.1 of the Walgreen Co. Stock Purchase/Option Plan (the "Plan") this Company reserved the right to amend the Plan at any time without prior approval of its shareholders, and

WHEREAS, the Board of Directors of the Company deem it desirable to amend the Plan in certain respects, and

WHEREAS, a form of amendment entitled

    the WALGREEN CO. STOCK PURCHASE/OPTION PLAN AMENDMENT NO. 1

has this day been presented to this meeting,

NOW, THEREFORE, BE IT RESOLVED that the form of Amendment No. 1 this day presented to this meeting be, and it hereby is, approved and said Amendment No. 1 be and it is hereby adopted effective October 9, 1996, as follows:

I

Section 5.1(a) of the Plan shall be amended to read as follows:

(a)  Classification as a pharmacist, a store manager, or an Employee employed in a position within salary grade ten (10) through seventeen (17) or their equivalent, as determined by the Committee; and

II

In all respects, except as otherwise set forth, the Plan shall remain in force and effect.

*********

I, Julian A. Oettinger, Secretary of Walgreen Co., an Illinois corporation, hereby certify that the foregoing is a true and correct copy of a Resolution adopted by the Board of Directors of said Corporation at a meeting duly and lawfully called and held on the _____ day of ______________, 1996, at which a majority of the Board was present and said Resolution has not been amended, altered, or repealed and is now in full force, virtue, and effect.

I hereunder set my hand this 23 day of October, 1996.

Julian A. Oettinger

AMENDMENT TO THE

WALGREEN CO. STOCK PURCHASE/OPTION PLAN

(SHARE WALGREENS)

WHEREAS, under Section 12.1 of the Walgreen Co. Stock Purchase/Option Plan (the "Plan"), this Company reserved the right to amend the Plan at any time without prior approval of its shareholders, and

WHEREAS, the Board of Directors of the Company deem it desirable to amend the Plan in certain respects, and

WHEREAS, a form of amendment entitled

the WALGREEN CO. STOCK PURCHASE/OPTION PLAN AMENDMENT NO. 2

has this day been presented to this meeting,

NOW, THEREFORE, BE IT RESOLVED that the form of Amendment No. 2 this day presented to this meeting be, and it hereby is, approved and said Amendment No. 2 be and it is hereby adopted effective April 12, 2000, as follows:

I

Section 5.1(b) of the Plan shall be amended to read as follows:

(b) During the three (3) months prior to the Window Period during which the Employee would be given the opportunity to purchase Plan shares, the Employee was employed with the Company in a position listed in (a) above, and has a current 12 or 52 week average of at least 20 hours.

II

In all respects, except as otherwise set forth, the Plan shall remain in force and effect.

*********

I, Julian A. Oettinger, Secretary of Walgreen Co., an Illinois corporation, hereby certify that the foregoing is a true and correct copy of a Resolution adopted by the Board of Directors of said corporation at a meeting duly and lawfully called and held on the 12th day of April, 2000, at which a majority of the Board was present and said Resolution has not been amended, altered, or repealed and is now in full force, virtue, and effect.

I hereunder set my hand this 13 day of April, 2000.

Julian A. Oettinger

RESOLUTIONS AMENDING

WALGREEN CO. STOCK PURCHASE/OPTION PLAN

(SHARE WALGREENS)

WHEREAS, under Section 12.1 of SHARE WALGREENS WALGREEN CO. STOCK PURCHASE/OPTION PLAN (the "Plan"), this Company reserved the right to amend the Plan, and

WHEREAS, the Board of Directors has determined that certain changes are desirable, including changes that would extend the term of the Plan and clarify the definition of employment status, and

WHEREAS, the Board of Directors of the Company deems it desirable to authorize the officers and agents of the Company to take certain actions pursuant to such changes, and

WHEREAS, a form of amendment entitled

WALGREEN CO. STOCK PURCHASE/OPTION PLAN

Amendment No. 3

has this day been presented to this meeting,

NOW, THEREFORE, be it resolved that the form of Amendment No. 3 of the Plan this day presented to this meeting be and is hereby approved, and that said amendment be and is hereby adopted effective as of the dates indicated in I through IV below, and

FURTHER RESOLVES, that the proper officers of the Company be, and hereby are, authorized and directed to take all such action and sign such documents as they deem necessary in order to implement these amendments on a timely basis.

I.

Section 1.3 of the Plan shall be amended, effective October 1, 2002, to read as follows:

"1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. In the absence of an amendment adopted by the Board to either terminate or extend the Plan, the Plan shall end on September 30, 2012."

II.

Paragraph (l) of Article 2 of the Plan shall be amended, effective October 1, 2000, to read as follows:

"(l) "Employee" means any person who is an employee of the Company in the common law sense and excludes any person for any period during which he or she is not so classified as an employee in the records of the Company, even if those records are subsequently determined to have been in error or the person is subsequently reclassified as an employee. For example, no person shall be considered to be an Employee for any period of time during which he or she: (i) is a leased employee; (ii) an independent contractor; or (iii) is otherwise not classified as an employee in the records of the Company. Notwithstanding the foregoing, no Director of the Company shall be eligible to participant in the Plan."

III.

Section 4.1 of the Plan shall be amended, effective October 1, 2002, to read as follows:

"4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 hereof, the aggregate number of Shares available for purchase as Plan Shares and for grant under Options pursuant to the Plan shall be determined as follows:

(a) Prior to October 1, 2002. No more than 40,000,000 shares may be made available for purchase as Plan Shares and for grant under Options pursuant to the Plan prior to October 1, 2002; and

(b) After September 30, 2002. No more than 42,000,000 shares may be made available for purchase as Plan Shares and for grant under Options pursuant to the Plan after September 30, 2002.

In determining the number of Shares available for purchase or grant under the Plan: (i) the sale of Plan Shares shall reduce the Shares available for purchase or grant under the Plan by the number of Shares sold; and (ii) unless and until an Option is canceled, lapses, expires, or terminates, it shall be counted against the authorized pool of Shares."

IV.

Section 5.1(b) of the Plan shall be amended, effective September 30, 2001, to read as follows:

"(b) As of the first day of the Window Period during which the Employee would be given the opportunity to purchase Plan Shares, the Employee was employed by the Company in a position listed in (a) above, and has a normal work week of at least 20 hours."

BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this Company be and hereby is directed to sign a copy of the form of amendment presented to this meeting for the purpose of identifying it and file such copy so identified with the papers relating to this meeting.

* * * * * *

I, Julian A. Oettinger, Secretary of Walgreen Co., an Illinois corporation, hereby certify that the foregoing is a true and correct copy of a resolution adopted by the Board of Directors of said Corporation at a meeting duly and lawfully called and held on the 11th day of July, 2001, at which a majority of the Board was present, and said resolution has not been amended, altered, or repealed and is now in full force, virtue, and effect.

I have hereunto set my hand this 11 day of July, 2001.

Secretary